                                                                  EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Team Rental Group, Inc. on Form S-1 of our report dated April 12, 1996, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 12, 1996 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Indianapolis, Indiana
May 24, 1996